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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION,

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[  ] Preliminary Information Statement

[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14-c5(d)(2))

[X]  Definitive Information Statement

BIOMASSE INTERNATIONAL, INC.

(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)  Title of each class of securities to which transaction applies:

_______________________________________________________________________________

2)  Aggregate number of securities to which transaction applies:

_______________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________________________________________________

4)  Proposed maximum aggregate value of transaction:

_______________________________________________________________________________

5)  Total fee paid:

_______________________________________________________________________________

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1) Amount Previously Paid:

_______________________________________________________________________________

2) Form, Schedule or Registration Statement No.:

_______________________________________________________________________________

3) Filing Party:

_______________________________________________________________________________

4) Date Filed:

_______________________________________________________________________________

SEC 1815 (11-2002)

Potential persons who are to respond to the collection of information contained in this form are not required  to  respond unless the  form displays a currently valid OMB control number.

BIOMASSE INTERNATIONAL, INC.

4720, Boulevard Royal, Suite 103

Trois-Rivieres-Ouest, Quebec, Canada G9A 4N1

(819) 374-3131

INFORMATION STATEMENT

July XX, 2003

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

Introduction

This Information Statement, which is being mailed on or about July 18, 2003 to the holders of shares of common stock, par value, $0.001 per share of Biomasse International, Inc., is being furnished in connection with the anticipated re-organization and diversification of the Company.  These changes are to be made pursuant to a Written Consent of the Majority of the Shareholders of the Company dated March 10, 2003 that authorizes a re-constitution of the Board of Directors, change of Corporate name, and the aforementioned re-organization and diversification of the Company.

In essence, the Consent calls for the dismissal of most of the current directors and the election of others with the express purpose of diversifying the Company’s interests. The Board is mandated to seek out new opportunities for the Company, primarily in the energy field, but not necessarily restricted to this field. In addition, the Company will change its name to BIMS Renewable Energy Inc., reverse split its current common shares on a basis of one for sixty (1:60), and turn over the operations of the Company to a new senior management group to be named by the new Board. However, the Company will, concurrently, continue to develop a market for its proprietary “sludge-to-steam” re-cycling process.

The steps that will be taken to complete these transactions, all of which will take place in approximately the same time period, are; (1) re-constitute the Board of Directors; (2) the new Board will name new senior management of the Company and move its head office to 38-10 Place du Commerce Suite 230, Ile des Soeurs, QC Canada H3E 1T8;  (3) change its corporate name to BIMS Renewable Energy Inc.; (4) and, the Company will reverse split its common shares on the basis of one new share for sixty pre-split shares.

The effective date of all these changes, which will take place after compliance with Florida corporate law and the federal securities laws, is anticipated to occur by the end of the first week of August, 2003.  After this date, the present public company will have a new CUSIP and may have a new NASD Bulletin Board trading symbol.

Under Florida corporate law, all the activities enumerated above that require shareholder approval, can be taken by obtaining written consent and approval of 50.01% of the holders of voting stock, in lieu of a meeting of the shareholders.  These approvals have already been obtained. No action is required by any of the minority shareholders in connection with the above activities. However, Section 14 of the Securities Exchange Act of 1934, requires that the Company to mail to all its shareholders the information set forth in this Information Statement prior to undertaking the above changes.

Additionally, and although it is not required by law, the Company intends to hold a shareholders meeting by late August, 2003, to further explain its plans and corporate goals.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

Q: WHAT IS THE PROPOSED TRANSACTION?

A:  Management and controlling shareholders of the Company have determined that it is in the best interest of the Company and the stockholders to re-organize and diversify the business activities of the Company.

Q: HOW WILL THIS BE ACCOMPLISHED?

A: The Company will re-constitute its board of directors and simultaneously form a new management team that has broad experience in the new directions of the company, primarily energy and related technologies. Also, to attract potential acquisitions and new venture capital to the Company, the Company must re-structure its current capitalization.

Q: HOW WILL THIS AFFECT THE STOCKHOLDERS?

A: If the Company is successful in finding acquisitions or new opportunities and in obtaining the needed funding to effect these projects, each stockholder will eventually see his shares diluted due to the issuance of new shares for new acquisitions and/or funding.

Q: WHAT OTHER CHANGES WILL OCCUR?

A: In order to create a capital structure that will be appealing to potential merger candidates and to venture capitalists, we will also implement a reverse split of our common stock in the ratio of 1:60.  This means that if a shareholder owns 6000 shares of the company after the reverse split, these shares will be reduced to only 100 shares. Additionally, we will rename ourselves to BIMS Renewable Energy Inc.

Q: WHO WILL BE NEW MANAGEMENT?

A: The current president of the Company, Mr. Benoit Dufresne has resigned and the Board has engaged a new management team, headed by Mr. Abdel Jabbar Abouelouafa, as the new President.

Q: WHAT ARE THE TAX CONSEQUENCES OF THIS TRANSACTION?

A: The transaction will not be a taxable event for the stockholders.

Q: IF I OPPOSE THE TRANSACTION, DO I HAVE APPRAISAL RIGHTS?

A: No. Under Florida Law, this transaction does not give any stockholder any appraisal rights.

Q: WILL THERE BE DILUTION AS A RESULT OF THIS TRANSACTION?

A: Not immediately, but eventually the acquisition of new businesses and capital will dilute each shareholders current holdings. At this time, it is not possible to estimate the extend of the anticipated dilution.

Q: HAS THE COMPANY ALREADY LOCATED PROSPECTIVE NEW BUSINESS?

A: Yes, but all discussions are still preliminary and there is no guarantee that any acquisition or project will be consummated.

Q: WHO CAN HELP ANSWER ANY OTHER QUESTIONS I MIGHT HAVE?

A: If you have any more questions about this information circular, you should contact David Amsel at the following address and phone number:

454 Ballantyne N., Montreal, Quebec H4X 2C9  Tel:(514) 487-8468

Q:  WHERE CAN I FIND ADDITIONAL INFORMATION ABOUT THE COMPANY?

A:  The Company is a fully reporting issuer and information can be found in the Company’s recent 10K and 10Q filings available at the Internet site that the SEC maintains at www.SEC.gov.

THE NEW DIRECTION OF THE COMPANY

The Board of Directors of the Company is of the opinion that diversifying the Company’s interests into energy production, transportation, and related technologies is in the best interests of the Company and its stockholders. While this diversification will not necessarily be in only in energy production specifically, the Board feels that production of energy is a natural progression from the Company’s current business of producing steam from the re-cycling of pulp and paper waste material.

However, the new Board will be mandated to seek and recommend any profitable ideas related to energy production, use, and similar technologies and to environmental issues.

As at the time of the distribution of this circular, the Company is in discussions with several potential merger or joint venture candidates, but it too early in the process to ascribe any likelihood that any of these talks will result in actual business contracts. Further information will be announced as soon as is possible.

VOTING SECURITIES

     The common stock is our only class of voting securities entitled to vote for the election of directors.  Each share is entitled to one vote.  As at June 30, 2003, we had 87,333,793 common shares outstanding. The new Board of Directors will consist of five members.  Each director holds office until his successor is elected and qualified or until his earlier death, resignation or removal.

THE BOARD OF DIRECTORS

     Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified. At present, our bylaws require at least one director. As a result of the Consent of the Majority of shareholders of the Company there will be five directors. The bylaws permit the Board of Directors to fill any vacancy and the new director may serve until the next annual meeting of stockholders or until his successor is elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board.

Current Directors and Executive Officers of the Company as named by consent of 50% plus of the voting shareholders.

 Our officers and directors are to be follows:

Name

Age

Position

------------------------------------------------------------------------------------------------------------------------------

Abdel Jabbar Abouelouafa

50

President and Director

Yves Renaud

47

Vice-President Finance and Director

Maurice Robert

53

Director

Marcel Mongrain

69

Director

Denis Durand

47

Director

Biographical information on the directors

Abdel Jabbar Abouelouafa

Mr. Abdel Jabbar Abouelouafa holds a degree in administration from Université du Québec at Trois-Rivières. He holds a master degree in second cycle from Ecole National en Administration publique (ENAP) and also has studies for Ph.D at Université de Montréal. Mr Abouelouafa was teacher and research assistant in research management in 1985-1986 at Université du Québec at Trois-Rivières and 1986-1988 at Université de Montréal. In 1988 and 1989 he was director of planning and development for Laboratoires Zunik inc. in Montreal, a corporation with principal activities in computers. In 1989, Mr. Abouelouafa founded, and until 1995 was president, of Omzar Technologies inc. a research company in computers and electronics, which has 60 employees and was doing $17 million business, annually. In 1994 and 1995 Mr. Abouelouafa became president and chaiman of the board of Cap-Tech Communications inc. a public company quoted on the Alberta stock exchange and specializing in computer technology as applied to network and communications. From 1996 to 1998 Mr. Abouelouafa has acted as strategic counselor to Sofane Tech, a public corporation on the Alberta Stock Exchange having activities in energy transformation. He also consulted for Biomasse Technologies Inc., a bio-technology corporation.

Mr. Yves Renaud, BAA, CA

Mr. Renaud, from 1997 until 2002, was a Partner at Raymond Chabot Grant Thornton, Chartered Accountants, in Montreal, Quebec. In his last position he was in charge of the R&D division of the Taxation Department. Over the last 20 years, he has been extensively involved in tax and financial consultation.

He is a former lecturer in the MBA program at École des H.É.C. of the University of Montreal. He also lectured in taxation at the same institution from 1980 to 1983, then subsequently at the Université du Québec à Montréal (UQAM) from 1983 to 1993 and, lastly, as part of the graduate tax program (Diplôme d’études supérieures spécialisées en fiscalité) (D.É.S.S.) at École des H.É.C.

A Canadian Tax Foundation (CTF) Governor from 1994 to 1997, Mr. Renaud was also Chairman of the Tax Committee of the Ordre des Comptables Agréés du Québec (OCAQ) in 1993 and 1994.

Author of a number of articles and books dealing with tax issues, he is a member of the CTF’s forum committee and a member of the R&D steering committee of Canada Customs Revenue Agency.

More recently, Mr. Renaud has been interacting with venture capitalists for a number of high technology clients of Grant Thornton.

Mr. Denis Durand, Director

Mr. Denis Durand holds a Masters in Economics from University Laval. Since 1993, he has been a senior partner at Jarislowsky Fraser limited, a firm of investment consultants located in Montreal. He has also occupied various positions at well-known companies since the beginning of his career in 1973. He also sits on a few other boards of directors.

Mr. Maurice Robert, Director

Mr. Maurice Robert is a professional mechanical engineer specializing in project management. Mr. Robert has a degree in Mechanical Engineering and a Masters Degree in Arts. Since 1998 he has been president and chief executive officer of Polydex Inc., a company which specializes in international development and consulting engineering in the construction industry. From 1981 to 1998 he was an associate at VFP Consultants Inc., during which time he managed a team of 30 professional engineers and technicians and was director and technical director of the mechanical engineering department.

Mr. Marcel Mongrain, Director

Mr. Mongrain, President of Marlu inc., businessman, is best known for owning and operating, over the past 25 years, 10 McDonald's franchises, creating over 400 jobs and generating over 23 million dollars of business yearly. By establishing the very first franchise in the area, followed by 8 other locations and the very first bistro type McDonalds in Quebec, he has become a well-known and respected businessman in the Trois-Rivieres and surrounding areas.

Each of the persons listed in the table above has consented to act as a director, and that none of such persons has during the last five years been  convicted in a criminal  proceeding, excluding traffic violations and similar  misdemeanors, or was a party  to a  civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was, or is, subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

Security Ownership of Certain Beneficial Owners & Management

The following table sets forth, as of March 31,2003, information regarding the beneficial ownership of our common stock based upon the most recent information available to us for (i)  each  person  known  by us to own beneficially  more than five (5%) percent of our outstanding  common stock, (ii) each of our officers and directors,  and (iii) all of our officers and directors as a group. Each stockholder's address is c/o the Company, 2637 East Atlantic Ave. #202, Pompano Beach, FL 33062, unless otherwise indicated.

Class

Name and Address of Owner

Amount of Shares

% of Class

------------------------------------------------------------------------------------------------------------------------------------

Common Stock

Benoit Dufresne (1)

11,320,359

13.0

Common Stock

Gestion Sibco  (1)

5,346,460

6.1

Common Stock

Jean Gagnon (1)

4,423,957

5.1

Common Stock

Societe Merivel (1)

4,535,689

5.2

Common Stock

Abdel Jabbar Abouelouafa (1)

16,190,936

18.5

Common Stock

W.A.F.A. Management (1)

16,084,072

18.4

Common Stock

Yves Renaud (1)

2,000

0.0

Common Stock

Marcel Mongrain (1)

70,000

0.1

Common Stock

Sarah Speno 1775 York Av. New York, NY

10,000,000

11.5

Common Stock

Doug Furth 714 Arbor Way, Aurora, OH

10,000,000

11.5

Common Stock

Maurice Robert 2705 Lajoie,Trois-Riviere,QC

10,000

0.0

Common Stock

Polydex 2705 Lajoie,Trois-Riviere,QC (2)

10,000

0.0

Executives Officers and Directors as a Group (5 persons)

32,367,008

37.1

 (1) Uses Company's address

 (2) Controlled by Mr. Robert

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

ADDITIONAL INFORMATION

The following exhibits are attached to and a part of this Definitive Information Statement:

Exhibit Number

Item

99.1

BIMS Business Plan

The following forms on exhibit with the SEC are hereby incorporated as a part of this Definitive Information Statement:

Annual Report – Form 10-KSB for the period ending September 31, 2002.

Quarterly Report – Form 10-QSB for period ending December 31, 2002.

Quarterly Report – Form 10-QSB for period ending March 31, 2003.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Abdel Jabbar Abouelouafa

------------------------------------

Abdel Jabbar Abouelouafa

Chairman of the Board

/s/ Maurice Robert

-----------------------------------

Maurice Robert

Board Member

/s/ Yves Renaud

-----------------------------------

Yves Renaud

Board Member

/s/ Marcel Mongrain

------------------------------------

Marcel Mongrain

Board Member

/s/ Denis Durand

------------------------------------

Denis Durand

Board Member

Trois-Rivieres, Quebec

July 21, 2003